UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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KNOVA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

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For Immediate Release
Contact:
Susannah Adler
KNOVA Software
(415) 512-0770
KNOVA@schwartz-pr.com
KNOVA Software Announces Definitive Agreement to
Be Acquired by M2M Holdings
Privately Held Company, Backed by Battery Ventures and
Thoma Cressey Equity Partners, Looks to
KNOVA to Continue Driving Leadership in Service Resolution
Management Market
Cupertino, Calif., Dec. 18, 2006 – KNOVA Software Inc. (OTC Bulletin Board: KNVS), a leading provider of intelligent customer experience applications, today announced it has signed a definitive agreement to be acquired by privately held M2M Holdings Inc., a holding company jointly owned by Battery Ventures VI LP and Thoma Cressey Equity Partners. The assets of M2M Holdings currently include Onyx Software Corporation and Made2Manage Systems Inc., among others. The all-cash transaction is valued at $5.00 per share, or approximately $47 million, and is expected to close in the first quarter of 2007.
Closing of the transaction requires approval by the holders of a majority of KNOVA’s outstanding common stock and is subject to other customary documentation closing conditions. Certain KNOVA directors, executive officers, and stockholders, representing approximately 41% of the outstanding shares, have agreed to vote their shares in favor of the acquisition.
“We see this transaction as an ideal opportunity to take KNOVA Software to the next level for our customers, partners and employees,” commented Bruce Armstrong, president and CEO of KNOVA Software. “Upon closing, this acquisition benefits our stockholders with a premium relative to recent trading prices, while providing KNOVA with the advantages of the expertise and financial backing of M2M Holdings and its equity sponsors. As an independent product line within a private company, we will have the flexibility to further accelerate the adoption of our service resolution management solutions.”

“KNOVA fits perfectly into our enterprise application portfolio, bringing world-class knowledge management to complement our existing CRM and ERP companies,” said Jeff Tognoni, chief executive officer of M2M Holdings. “As we continue to expand the product set in the M2M family, we bring the operational strength and economies of scale of a larger vendor to a wider range of applications, industries and market segments. With the acquisition of KNOVA, we see potential for even greater leverage, as we are confident that the existing customers of both KNOVA and the other lines of business within M2M Holdings will benefit from this acquisition.”
Once the transaction has closed, the company will continue to market, sell and support the KNOVA solution to optimize any CRM platform. With the addition of KNOVA, M2M Holdings gains a broader worldwide sales and services presence and greater coverage across numerous industry segments, including high technology, financial services, and telecommunications. As part of M2M Holdings’ standard acquisition model, the KNOVA service resolution management product line would continue to be supported by dedicated product development, product management, and technical support resources.
Based on the recommendation of the Transaction Committee of KNOVA’s board of directors, KNOVA’s board of directors has determined that the acquisition by M2M Holdings is advisable, fair to and in the best interests of the stockholders of KNOVA. Accordingly, KNOVA’s board of directors has unanimously approved the merger agreement and has recommended that the stockholders vote in favor of the merger agreement.
About KNOVA
KNOVA Software is a leading provider of Intelligent Customer Experience solutions that maximize the value of every interaction throughout the customer lifecycle. Built on an adaptive search and knowledge management platform, KNOVA’s suite of applications help companies increase revenues, reduce service costs, and improve customer satisfaction. Industry leaders including AOL, Ford, HP, Novell, McAfee and H&R Block rely on KNOVA’s award-winning Service Resolution Management, Interactive Brand Optimization, and Guided Selling applications to power an intelligent customer experience on their Web sites and within their contact centers. KNOVA Software is headquartered in Cupertino, Calif. For more information, visit www.knova.com.
About M2M Holdings Inc.
M2M Holdings Inc. is dedicated to becoming a valued business partner by helping each and every customer continuously improve business processes over time. Toward this mission, M2M Holdings invests in the people, processes, technology and tools needed to provide its customers with a unique combination of customer care; product fit; a broad range of consulting, IT and business services; and industry expertise. M2M Holdings serves more than 4,300 customers worldwide and across a variety of industries, including manufacturing, distribution, financial services, health care, contact center, high tech, and local government. Battery Ventures VI L.P. and Thoma Cressey Equity Partners jointly own M2M Holdings, whose primary assets are Onyx Software Corporation, a worldwide leader in customer relationship management (CRM) solutions for the enterprise, and Made2Manage Systems Inc., an enterprise resource planning (ERP) software and services company. For further information, visit www.made2manage.com, e-mail info@made2manage.com, or call (800) 626-0220.
Important Additional Information Will Be Filed with the SEC
In connection with the proposed merger, KNOVA intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”), and will furnish to stockholders of KNOVA, such proxy statement. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, STOCKHOLDERS OF KNOVA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
After filing with the SEC, the proxy statement and other relevant materials, and any other documents filed by KNOVA, may be obtained (when available) free of charge at the SEC’s website at www.sec.gov or at KNOVA’s website at www.knova.com/about/ir.html. You may also read and copy any reports, statements and other information filed by KNOVA with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
KNOVA and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in KNOVA’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger when it becomes available.

This Press Release contains forward-looking statements, including statements about the potential benefits of the proposed acquisition to KNOVA stockholders, customers, partners and employees and about the expected closing of the proposed acquisition. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward looking statements. The risks and uncertainties include, but are not limited to, risks related to the transaction not being consummated or not being consummated within the expected time frame, and risks that the expected benefits of the proposed acquisition are not realized. These risks and other risks will be described in the proxy statement relating to the merger, and other risks are described in our Securities and Exchange Commission filings. Any forward-looking statements are based on information available to KNOVA today and KNOVA undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.
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